                                      8-K/A



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)              February 9, 1999




                                TRANSMATION, INC.
               (Exact Name of Registrant as Specified in Charter)




           Ohio                         0-3905                 16-0874418
(State or Other Jurisdiction         (Commission             (IRS Employer
     of Incorporation)               File Number)          Identification No.)



                10 Vantage Point Drive, Rochester, New York  14624
               (Address of Principal Executive Offices)   (Zip Code)



        Registrant's telephone number, including area code: 716-352-7777





          (Former Name or Former Address, if Changed Since Last Report)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits


(a)      Financial Statements of Business Acquired



INDEX TO FINANCIAL STATEMENTS OF METERMASTER, INC.

Years Ended December 31, 1998 and 1997

         Report of Independent Accountant.
         Balance Sheets as of December 31, 1998 and 1997 (audited).
         Statements of Operations for the 12 months ended December 31, 1998 and 1997 (audited).
         Statements of Stockholders' Equity (Capital Deficit) Years Ended
                  December 31, 1998 and 1997 (audited).
         Statements of Cash Flows December 31, 1998 and 1997 (audited).
         Summary of Significant Accounting Principles December 31, 1998 & 1997. Notes to Financial Statements December 31, 1998 and 1997.
         Independent Auditors' Report on Supplemental Material
                  December 31, 1998 and 1997 (audited). Supplemental Material December 31, 1998 and 1997 (audited).

Years Ended December 31, 1996 and 1995

         Report of Independent Accountant.
         Balance Sheets as of December 31, 1996 and 1995 (audited).
         Statements of Income for the 12 months ended December 31,
                  1996 and 4.5 months ended December 31, 1995 (audited). Statements of Stockholders' Equity
                  Years ended December 31, 1996 and 1995 (audited). Statements of Cash Flows December 31, 1996 and 1995 (audited). Notes to Financial Statements December 31, 1996 and 1995. Supplemental Schedules December 31, 1996 and 1995 (audited).

                          INDEPENDENT AUDITORS' REPORT




To the Board of Directors and Stockholders
Metermaster Inc.
Marietta, Georgia


We have audited the accompanying balance sheets of Metermaster Inc. (a Georgia corporation) as of December 31, 1998 and 1997, and the related statements of operations, stockholders' equity (capital deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Metermaster Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses, has a net capital deficiency and is in violation of certain financial covenants under its credit facility. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                 /s/ BDO Seidman, LLP



January 29, 1999,
  except for Note 11,
  as to which the date is
  February 8, 1999

Atlanta, Georgia

                                                 METERMASTER INC.
                                                  BALANCE SHEETS



                                                                      DECEMBER 31,               DECEMBER 31,
                                                                   -------------------------------------------
                                                                       1998                          1997
                                                                   -------------            ------------------
Assets (Notes 4 and 11)

Current
      Cash (Note 4)                                                  $   84,043                  $   35,436
      Accounts and notes receivable,
        net of allowance for possible
        losses of $60,000 each year
        (Note 4)                                                      2,450,410                   3,146,787
      Inventories (Notes 2 and 4)                                     1,921,885                   2,511,270
      Other receivables                                                  19,045                      48,297
      Deferred income taxes (Note 9)                                     86,000                      58,000
      Prepaid expenses                                                  127,385                     104,579
                                                                     ----------                  ----------

Total current assets                                                  4,688,768                   5,904,369
                                                                     ----------                  ----------

Property and equipment (Note 4)
      Test equipment                                                    748,764                     730,069
      Computer equipment                                                373,044                     332,991
      Furniture, fixtures and
        office equipment                                                167,224                     166,044
      Leasehold improvements                                             29,293                      25,595
      Machinery and equipment                                            28,003                      28,003
      Vehicles                                                            9,545
                                                                     ----------                  ----------
                                                                      1,355,873                   1,282,702
Less accumulated depreciation                                           435,814                     233,407
                                                                     ----------                  ----------

Net property and equipment                                              920,059                   1,049,295
                                                                     ----------                  ----------

Other Assets
      Deposits                                                           33,338                      45,262
      Loan origination/organization
        costs (Note 3)                                                   33,914                      70,389
                                                                     ----------                  ----------

Total other assets                                                       67,252                     115,651
                                                                     ----------                  ----------

Total Assets                                                         $5,676,079                  $7,069,315
                                                                     ==========                  ==========


                                                 METERMASTER INC.
                                                  BALANCE SHEETS



                                                                     DECEMBER 31              DECEMBER 31
                                                                   ---------------------------------------
                                                                        1998                       1997
                                                                   -------------              -----------
Liabilities and Stockholders' Equity (Capital Deficit)
Current liabilities
      Revolving lines of credit (Note 4)                            $ 2,332,241               $ 3,257,681
      Checks issued against future
         deposits (Note 4)                                              250,020                   429,557
      Current maturities of long-term
         debt (Note 5)                                                  569,432                   293,042
      Accounts payable                                                2,611,915                 2,212,654
      Accrued salaries and commissions                                   88,153                    81,398
      Accrued vacation and employee benefits                            114,711                   120,053
      Other accrued liabilities                                          89,211                   121,915
                                                                    -----------               -----------

Total current liabilities                                             6,055,683                 6,516,300
                                                                    -----------               -----------

Long-term liabilities
      Long-term debt, less current
         maturities (note 5)                                            265,144                   312,555
      Deferred income taxes (Note 9)                                     86,000                    58,000
                                                                    -----------               -----------

Total long-term liabilities                                             351,144                   370,555
                                                                    -----------               -----------

Commitments and contingencies (Notes 7, 8 and 11)

Stockholders' equity (capital deficit) (Note 6)
      8% cumulative convertible preferred
        stock, $100 par; 200,500 shares
        authorized each year; 8,500 and 8,000
        shares issued and outstanding                                   850,000                   800,000
      Common stock, $1 par; 2,000,000 and
        100,000 shares authorized; 24,000
        and 10,000 shares issued and
        outstanding                                                      24,000                    10,000
      Additional paid-in capital                                        426,000                    90,000
      Accumulated deficit                                            (2,030,748)                 (717,540)
                                                                    -----------               -----------

Total stockholders' equity (capital deficit)                           (730,748)                  182,460
                                                                    -----------               -----------

Total liabilities and stockholders' equity
(capital deficit)                                                   $ 5,676,079               $ 7,069,315
                                                                    ===========               ===========

      See accompanying summary of significant accounting policies and notes to financial statements.

                                                 METERMASTER INC.

                                             STATEMENTS OF OPERATIONS


                                                                    YEAR ENDED                       YEAR ENDED
                                                                    DECEMBER 31,                     DECEMBER 31,
                                                                  ------------------             ----------------
                                                                         1998                           1997
                                                                  ------------------             ----------------

Net sales                                                             $ 20,991,257                 $ 20,475,134

Cost of sales                                                           13,499,633                   13,532,708
                                                                      ------------                 ------------

Gross profit                                                             7,491,624                    6,942,426
                                                                      ------------                 ------------

Operating expenses
      Payroll and fringe benefits                                        5,076,093                    4,469,296
      Overhead expenses                                                  3,076,410                    2,321,814
      Depreciation                                                         206,339                      126,018
                                                                      ------------                 ------------

Total operating expenses                                                 8,358,842                    6,917,128
                                                                      ------------                 ------------

Income (loss) from operations                                             (867,218)                      25,298
                                                                      ------------                 ------------

Other income (expense)
      Interest expense and bank charges                                   (489,730)                    (477,493)
      Miscellaneous                                                         43,740                       53,574
                                                                      ------------                 ------------

Total other expense                                                       (445,990)                    (423,919)
                                                                      ------------                 ------------

Loss before income taxes                                                (1,313,208)                    (398,621)

Income tax provision (Note 9)                                                - - -                        - - -
                                                                      ------------                 ------------

Net loss                                                              ($ 1,313,208)                ($   398,621)
                                                                      ============                 ============


      See accompanying summary of significant accounting policies and notes to financial statements.

                                              METERMASTER INC.

                            STATEMENTS OF STOCKHOLDERS' EQUITY (CAPITAL DEFICIT)
                                   YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                                               ADD'L          ACCUMU-
                                            PREFER'D          COMMON          PAID-IN          LATED
                                              STOCK           STOCK           CAPITAL         DEFICIT             TOTAL
                                         --------------------------------------------------------------------------------

Balance, December 31, 1996               $   650,000      $    10,000      $    90,000      ($  318,919)      $   431,081

      Issuance of 1,500 shares
        of preferred stock                   150,000            - - -            - - -            - - -           150,000

      Net loss                                 - - -            - - -            - - -         (398,621)         (398,621)
                                         --------------------------------------------------------------------------------

Balance, December 31, 1997                   800,000           10,000           90,000         (717,540)          182,460

      Issuance of 500 shares
        of preferred stock                    50,000            - - -            - - -            - - -            50,000

      Issuance of 14,000 shares
        of common stock                        - - -           14,000          336,000            - - -           350,000

      Net loss                                 - - -            - - -            - - -       (1,313,208)       (1,313,208)
                                         --------------------------------------------------------------------------------

Balance, December 31, 1998               $   850,000      $    24,000      $   426,000      ($2,030,748)      ($  730,748)
                                         ================================================================================


      See accompanying summary of significant accounting policies and notes to financial statements.

                                                 METERMASTER INC.

                                             STATEMENTS OF CASH FLOWS


                                                                                    YEARS ENDED DECEMBER 31,
                                                                              ----------------------------------
                                                                                   1998                 1997
                                                                              ---------------      -------------
Operating activities
      Net loss                                                                ($1,313,208)         ($  398,621)
      Adjustments to reconcile net loss to
        cash provided by (used in) operating activities:
           Depreciation and amortization                                          287,748              147,676
           Increase in allowance for doubtful accounts                                                  10,000
           Increase in inventory reserve                                           90,000              125,000
           Loss from disposal of assets                                             5,669
           Changes in assets & liabilities net of effects of acquisitions:
               Accounts receivable                                                696,377             (271,914)
               Inventories                                                        499,385              345,380
               Other receivables                                                   29,252               (8,524)
               Prepaid expenses                                                   (22,806)               2,675
               Refundable income taxes                                                                  87,088
               Deposits                                                            11,924                1,269
               Accounts payable                                                   399,261             (371,549)
               Accrued salaries & commissions                                       6,755               59,936
               Accrued vacation & employee benefits                                (5,342)             (26,933)
               Other accrued liabilities                                          (32,704)              64,150
                                                                              -----------          -----------

Cash provided by (used in) operating activities                                   652,311             (234,367)
                                                                              -----------          -----------

Investing activities
      Acquisition of net assets (Note 10)                                                             (304,000)
      Additions to property and equipment                                         (82,772)             (73,648)
                                                                              -----------          -----------

Cash used in investing activities                                                 (82,772)            (377,648)
                                                                              -----------          -----------

                                                 METERMASTER INC.

                                             STATEMENTS OF CASH FLOWS


                                                                            YEARS ENDED DECEMBER 31,
                                                                      ------------------------------------
                                                                           1998                   1997
                                                                      ---------------         ------------
Financing activities
      Net (decrease) increase in revolving lines of credit               (925,440)               391,433
      Net decrease in checks issued against
        future deposits                                                  (179,537)                (5,646)
      Proceeds from issuance of notes payable                             469,000                250,000
      Principal payments on long-term debt                               (115,021)               (39,719)
      Proceeds from issuance of common stock
        (Note 6)                                                          225,000                  - - -
      Proceeds from issuance of preferred stock                            50,000                  - - -
      Loan origination/organization costs                                 (44,934)               (37,774)
                                                                        ---------              ---------

Cash provided by (used in) financing activities                          (520,932)               558,294
                                                                        ---------              ---------

Net increase (decrease) in cash                                            48,607                (53,721)

Cash, beginning of year                                                    35,436                 89,157
                                                                        ---------              ---------

Cash, end of year                                                       $  84,043              $  35,436
                                                                        =========              =========


      See accompanying summary of significant accounting policies and notes to financial statements.

                                METERMASTER INC.
                                ----------------


                  SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES
                  --------------------------------------------


ORGANIZATION AND BUSINESS - Metermaster Inc. (the "Company") was incorporated in the state of Georgia on May 25, 1995, and started operations on August 15, 1995. The Company is a leading nationwide distributor of electrical and electronic test and measurement instrumentation, and provides extensive modification, calibration, and repair services to a broad range of industrial customers. Metermaster (formerly known as Quality Electric Company) has been in business continuously since 1895.

On January 22, 1999, the Company signed a definitive agreement to sell all of the stock of the Company to a third party. The sale is to be consummated in early February 1999 (see Note 11 for additional discussion).

INVENTORIES - Inventories are valued at the lower of cost (first-in, first-out) or market.

PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost. Depreciation is provided using straight-line methods over the estimated useful lives of the respective assets, primarily seven years or less.

REVENUE RECOGNITION - Revenues are recorded on the accrual basis of accounting and are recognized upon the shipment of the product.

INCOME TAXES - The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

COMPREHENSIVE INCOME - In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130), which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS 130 is effective for financial statements for periods beginning after December 15, 1997 and requires comparative information for earlier years to be restated. The Company was unaffected by implementation of this standard for the years ended December 31, 1998 and 1997 as it had no comprehensive income as defined herein.

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK - The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and trade accounts receivable. The Company places its cash with high-quality credit institutions. At times, such cash balances may be in excess of the FDIC insurance limit of $100,000. Management continually monitors receivable balances and believes that its exposure to accounts receivable credit risk is limited.

YEAR 2000 RISKS (UNAUDITED) - Like other companies, Metermaster Inc. could be adversely affected if the computer systems we, our suppliers or customers use do not properly process and calculate date-related information and data from the period surrounding and including January 1, 2000. This is commonly known as the "Year 2000" issue. Additionally, this issue could impact non-computer systems and devices such as production equipment, elevators, etc. At this time, because of the complexities involved in the issue, management cannot provide assurances that the Year 2000 issue will not have an impact on the Company's operations.

RECLASSIFICATIONS - Certain 1997 amounts have been reclassified to conform to the 1998 presentation.

                                METERMASTER INC.
                                ----------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------


1.       Going Concern

         The Company incurred net losses of $1,313,208 and $398,621 for the years ended December 31, 1998 and 1997, respectively. The Company has a net capital deficiency of $730,748 as of December 31, 1998. Additionally, the Company is in violation of certain financial covenants under its credit facility. The Company's lender has reserved all of the rights available to it as a result of the Company's default of these financial covenants. The foregoing matters raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not reflect any adjustments which might be necessary if the Company were unable to continue as a going concern.

         Management plans to address these negative trends and losses through a merger of the Company with a subsidiary of Transmation, Inc. A definitive agreement was signed on January 21, 1999 with closing scheduled for early February 1999. See Note 11 for additional discussion.

2.       Inventories

         Inventories are net of a reserve for slow-moving items of $315,000 and $225,000 at December 31, 1998 and 1997, respectively. The components of inventory at December 31, 1998 and 1997 are as follows:


                                                             1998                     1997
                                                             ----                      ----
               Merchandise                               $ 1,574,904              $ 1,980,405
               Demonstration equipment                       161,764                  162,725
               Component parts                               460,217                  553,140
               Freight                                        40,000                   40,000
                                                         -----------              -----------

               Sub-total                                   2,236,885                2,736,270
                                                         -----------              -----------

               Inventory reserve                            (315,000)                (225,000)
                                                         -----------              -----------

               Total inventory                           $ 1,921,885              $ 2,511,270
                                                         ===========              ===========

3.       Loan Origination/Organization Costs

         Loan origination and organization costs consist of $44,934 in loan closing costs and bank fees which are being amortized over the loan term of twenty-four months. Total accumulated amortization at December 31, 1998 and 1997 amounted to $11,020 and $42,215, respectively. Amortization expense was $78,430 and $20,740 in 1998 and 1997, respectively. Included in the 1998 expense were previously capitalized costs of $42,836 relating to start-up activities that were written off in the current year.

4.       Credit Facility Agreement

         On June 12, 1998, the Company obtained a new, two-year $5,000,000 credit facility (the "Facility") with Congress Financial Corporation ("Congress") to replace the existing credit facility with LaSalle National Bank ("LaSalle"). The Facility is comprised of a revolving loan, term loan and, if requested by the Company, equipment loans (the "Loan(s)"). Advances on the facility are restricted to loan limits as defined in the loan agreement (the "Agreement"). The terms of the Agreement provide for revolving cash borrowings of up to 85% of eligible trade accounts receivable plus the lesser of (i) 60% of eligible finished goods inventory plus $150,000 (reducing by $10,000 each month commencing August 1, 1998) or (ii) $2,000,000, less any reserves as Congress elects to establish. The aggregate Loan balance of the facility shall in no event exceed $5,000,000, with the aggregate of equipment loans not to exceed $100,000. As of December 31, 1998 and 1997, the Company owed $2,332,241 and $3,257,681, respectively, under its revolving loans with Congress and LaSalle, respectively. As of December 31, 1998 and 1997, the Company had $347,553 and $333,349, respectively, available for cash borrowings under its revolving loans. No equipment loans were outstanding as of December 31, 1998. A term loan in the original principal amount of $469,000 is payable in sixty consecutive monthly principal payments of $7,817. The outstanding balance on the term loan was $422,100 as of December 31, 1998 (see Note 5). Interest is payable on the first business day of each month, in arrears, at 0.5% above the prime rate, effective 8.25% at December 31, 1998. In addition, an unused line fee of 0.5% is payable monthly, in arrears, on the amount by which $5,000,000 exceeds the average monthly principal balance of the outstanding Loans.

         The original term of the loan agreement expires June 11, 2000 and has renewal options as defined in the Agreement. If, during the term of the Agreement, the Company elects to prepay all or part of the debt outstanding, the Company will be obligated to pay the bank an early termination fee. As stipulated in the Agreement, this fee will be $150,000 if terminated prior to June 12, 1999 and $100,000 if terminated between June 12, 1999 and June 11, 2000. As discussed in Note 11, if the Company's anticipated merger occurs as planned, all of the Company's outstanding debt will be paid off. The Company has negotiated with Congress to decrease the repayment penalty from $150,000 to $100,000 if the closing date of the merger is prior to February 15, 1999. The Facility is collateralized by virtually all tangible and intangible assets of the Company and has the personal guarantee of the president of the Company.

         Since August 1998, the Company has been in violation of certain financial covenants under its credit facility agreement. The Company's lender has reserved all of the rights available to it as a result of the Company's default of these financial covenants. Consequently, the balances of the revolving line of credit and term loan are classified as current liabilities at December 31, 1998.

         The checks issued against future deposits of $250,020 and $429,557 at December 31, 1998 and 1997, respectively, represent outstanding checks which had not cleared the bank account at year end.



5.       Long-Term Debt

         Long-term debt consists of the following:

                                                                                         1998                  1997
                                                                                         ----                  ----
         Term loan facility with bank; monthly principal payments of $7,817 plus interest at prime (7.75% as of December 31, 1998) plus .5%, maturing
         June 2003; collateralized by all fixed assets of the
         Company                                                                      $ 422,100

         Installment note at 10.7% interest, monthly principal and interest payments of $1,770 through 2015, secured by substantially all assets
         but subordinated to the note payable to bank                                   189,747            $ 189,994

         Note payable at 14% interest, principal due in 1998, subordinated to the note payable to bank
         The note is unsecured                                                                                75,000

         Notes payable at 16% interest, principal due in 1999, subordinated to the note payable to bank
         These notes are unsecured                                                      100,000              175,000

         Installment note at 7% interest, monthly principal
         and interest payments of $1,386 through 2001,
         subordinated to the note payable to bank.  The
         Note is unsecured                                                               38,046               51,500

         Installment note at 8% interest, monthly principal and interest payments of $3,124 through 2001, secured by an interest in accounts
         receivable, subordinated to the note payable to bank                            84,683              114,103
                                                                                      ---------            ---------

                                                                                        834,576              605,597

         Less current maturities                                                       (569,432)            (293,042)
                                                                                      ---------            ---------

         Long-term portion                                                            $ 265,144            $ 312,555
                                                                                      =========            =========


         Future maturities of long-term debt at December 31, 1998 are as follows:

                           Year                                Amount
                           ----                                ------

                           1999                               $569,432
                           2000                                 52,035
                           2001                                 29,337
                           2002                                     81
                           2003                                  1,136
                           Thereafter                          182,555
                                                               -------
                                                              $834,576
                                                              ========

         As discussed in Note 4, the entire balance of the term loan is classified as a current liability at December 31, 1998.

6.       Stockholders' Equity

         On March 11, 1998, the Company raised $400,000 of equity through the conversion of $125,000 of subordinated notes to common stock and the issuance of additional common and preferred stock for $275,000 cash. The subordinated notes had been outstanding as of December 31, 1997, matured in 1998 and bore interest rates ranging from 14% to 16%.

         Eight thousand (8,000) of the 8,500 issued preferred shares ("Series I") have a stated value of $100 per share, with a liquidation value of $200 per share callable at the Company's option at $200 per share. These preferred shares are convertible into 10 shares of common stock at the stockholders' election, beginning five years from the date of purchase, subject to the Company's right of first refusal to redeem any or all at $200 per share. In connection with the ISL acquisition, discussed in Note 10, 1,500 shares of Series I convertible preferred stock were issued. The remaining 500 preferred shares ("Series II") have the same basic features of the Series I shares except that the Series II shares have a liquidation value of $400 per share. Additionally, the Series II shares are convertible into 10 shares of common stock beginning 10 years from the date of issuance.

         Preferred dividends, which must be approved by the Board of Directors, are payable quarterly. Dividends are cumulative at 8% per annum and all arrearages must be paid before any common dividends may be paid or before any preferred shares may be called. Total cumulative unpaid dividends at December 31,1998 and 1997 amounted to $135,000 and $68,000, respectively. The aggregate liquidation value of the preferred stock including cumulative unpaid dividends was $1,935,000 and $1,768,000 as of December 31, 1998 and 1997, respectively.

7.       Commitments

         The Company leases certain offices, warehouses and office equipment under noncancellable operating leases. Approximate future minimum payments at December 31, 1998 under these leases are as follows:


                           Year                                Amount
                           ----                                ------

                           1999                              $  570,190
                           2000                                 457,089
                           2001                                 229,310
                           2002                                  10,412
                                                             ----------
                                                             $1,267,001
                                                             ==========

         Total lease and rent expense for the years ended December 31, 1998 and 1997 amounted to approximately $667,000 and $572,000, respectively.

8.       Employee Benefit Plan

         The Company has a 401(k) employee benefit plan that covers substantially all employees. Employees are eligible to participate in the plan after completion of ninety days of service, on eligible quarterly entry dates. The Company will match 25% of an employee's contributions up to a maximum of 6% of the employee's compensation excluding automobile allowances. The contribution by the Company amounted to $38,570 and $30,419 for the years ended December 31, 1998 and 1997, respectively.

9.       Income Taxes

         There was no provision for income taxes for the years ended December 31, 1998 and 1997.

         The tax effects of temporary differences and carryforwards which give rise to deferred tax assets and liabilities are as follows:

                                                                       1998                1997
               Deferred tax assets
                 Net operating loss carryforwards                  $ 620,000             $ 130,000
                 Inventory allowances                                120,000                86,000
                 Accrued vacation expenses                            35,000                36,000
                 Uniform capitalization costs                         26,000                30,000
                 Allowance for doubtful accounts                      23,000                23,000
                                                                   ---------             ---------

               Total gross deferred tax assets                       824,000               305,000

               Valuation allowance                                  (738,000)             (247,000)
                                                                   ---------             ---------

               Net deferred tax assets                             $  86,000             $  58,000
                                                                   =========             =========

               Deferred tax liabilities
                 Basis difference of property
                  And equipment                                    $  86,000             $  58,000
                                                                   =========             =========

         The realization of the deferred tax assets is primarily dependent upon the Company's ability to generate sufficient taxable income which would allow it to utilize approximately $1,654,000 and $340,000 of accumulated net operating losses as of December 31, 1998 and 1997, respectively, as well as the ability to deduct reserves and allowances for tax purposes which have already been provided for book purposes. Management has determined that it is not "more likely than not" that the benefits to be derived from such deferred tax assets will be realized, accordingly, a 100% valuation allowance has been provided. The utilization of net operating losses may be significantly limited in the event of a change in ownership (Note 11).

10.      Acquisitions

         Effective November 1997, the Company acquired substantially all of the assets and assumed substantially all of the liabilities of Industrial Service Laboratories Corporation (ISL) in exchange for consideration of $644,000. This consideration was comprised of a $304,000 cash payment, $150,000 of the Company's Series I cumulative convertible voting preferred stock and a subordinated promissory note in the amount of $190,000.

         This transaction can be summarized as follows:

                  Fair value of assets acquired                        $1,018,000
                  Fair value of liabilities assumed                      (374,000)
                  Series I convertible preferred stock
                           Issued to seller                              (150,000)
                  Note payable issued to seller                          (190,000)
                                                                       ----------

                  Cash paid to seller                                  $  304,000
                                                                       ==========

         This acquisition was accounted for as a purchase in accordance with Accounting Principles Board Statement Number 16, "Business Combinations" (APB
16). Accordingly, the purchase price was allocated to the assets and liabilities based on their estimated fair values at the date of acquisition. There was no excess of purchase price consideration over the fair value of the assets and liabilities acquired.

         Additionally, the Company entered into certain employment agreements with two shareholders of ISL, a consulting and non-compete agreement with another shareholder, and a commission agreement with ISL regarding the sale of certain products upon reaching specified base sales levels of those products. The employment, consulting, and commission agreements commenced in November 1997 and extend for a period of five years.

         The unaudited proforma results of operations which follow assume the ISL acquisition had occurred at the beginning of the period presented. In addition to combining historical results of operations of the companies, the proforma calculations include adjustments for estimated effects of the Company's historical results of operations for officers' salaries, consulting services, commissions, and depreciation. These results are not necessarily indicative of the results which would have occurred if the transactions had occurred at the beginning of each period presented, nor are the results indicative of future results.

                                                                       Year Ended
                                                                    December 31, 1997

               Sales revenues (unaudited)                            $ 22,798,511
                                                                     ============

               Net loss (unaudited)                                  $   (379,672)
                                                                     ============

11.      Subsequent Event

         On January 21, 1999, the board of directors of the Company unanimously approved the merger of the Company with MM Acquisition Corp., a wholly-owned subsidiary of Transmation, Inc., ("Transmation"). The merger closed on February 8, 1999. Prior to closing, the Company's Engineered Systems Division was sold to the Company's present shareholders. The aggregate merger consideration was $1,769,252. Included in this merger was a buyout by Transmation of all of the Company's long-term employment and consulting contracts and the settlement of certain liabilities, including all outstanding debt.

12.      Supplemental Cash Flows



                                                     Year Ended                  Year Ended
                                                     December 31,                 December 31,
                                                  -----------------            ---------------
                                                         1998                       1997
                                                  -----------------            ---------------

Income taxes received                                                             $    87,088

Non-cash investing activity
      Assets acquired in
        acquisitions (Note 10)                                                      1,018,000
      Liabilities assumed in
        acquisitions                                                                 (374,000)
      Seller financing with
        acquisitions                                                                 (190,000)
      Issuance of Series I
        convertible preferred stock                                                  (150,000)
                                                  ----------------                -----------


Acquisition of net assets                                                         $   304,000
                                                  ================                ===========






As discussed in Note 6, $125,000 of subordinated notes payable were converted to common stock on March 11, 1998.

              INDEPENDENT AUDITORS' REPORT ON SUPPLEMENTAL MATERIAL









Our audit was performed for the purpose of forming an opinion of the basic financial statements taken as a whole. The information included in the supplemental schedules is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has not been subjected to the auditing procedures applied in our audits of the basic financial statements, and, accordingly, we express no opinion on it.







                                                  /s/ BDO Seidman, LLP
                                                  Certified Public Accountants





January 29, 1999
  except for Note 11,
  as to which the date is
  February 8, 1999
Atlanta, Georgia



                                                 METERMASTER INC.

                                  PREPAID EXPENSES AND OTHER ACCRUED LIABILITIES



                                                                  1998                       1997
                                                               ---------                   --------
Prepaid expenses
      Prepaid insurance                                         $ 61,059                   $ 19,936
      Prepaid operating expenses                                  19,459                     28,893
      Prepaid bank fees                                           27,344                     37,500
      Prepaid software maintenance                                 9,225                      8,528
      Travel advances                                              5,807                      5,000
      Prepaid tradeshow expense                                    4,722
      Prepaid franchise tax                                        4,491
                                                                --------                   --------

Total prepaid expenses                                           127,385                    104,579
                                                                ========                   ========

Other accrued liabilities
      Sales tax payable                                           18,672                     32,702
      Accrued miscellaneous                                       48,739                     47,322
      Accrued property taxes                                       7,800                     12,533
      Accrued legal and accounting                                12,000                     14,408
      Accrued workers compensation                                 7,205
      Accrued franchise taxes                                      2,000                      7,745
                                                                --------                   --------

Total other accrued liabilities                                 $ 89,211                   $121,915
                                                                ========                   ========

      See independent auditors' report on supplemental material.


                                                 METERMASTER INC.

                                 PAYROLL AND FRINGE BENEFITS AND OVERHEAD EXPENSES


                                                                1998                         1997
                                                            ------------                 -----------

Payroll and fringe benefits
      Salaries and wages                                     $ 4,442,079                 $ 3,858,411
      Insurance                                                  243,988                     267,929
      Employment taxes                                           351,456                     312,537
      401(k) company match                                        38,570                      30,419
                                                             -----------                 -----------

Total payroll and fringe benefits                            $ 5,076,093                 $ 4,469,296
                                                             ===========                 ===========

Overhead expenses
      Rent expense                                           $   666,891                 $   571,664
      Communications                                             460,962                     341,035
      Subcontract labor                                          461,477                     213,130
      Travel & automobile expense                                260,718                     206,875
      Office supplies & equipment                                116,649                     118,936
      Freight                                                    349,656                     334,167
      Freight billed to customers                               (496,376)                   (441,964)
      Agents' commissions                                         60,650                     178,695
      Operating supplies                                         242,266                     197,255
      Utilities                                                   78,837                      65,691
      Bad debt & collection expense                               87,056                      38,970
      Liability & property insurance                             102,972                      77,991
      Repairs & maintenance                                       94,387                      77,025
      Legal and audit fees                                       148,199                      72,597
      Outside services                                           177,295                     120,541
      Personnel & relocation expense                             109,751                      38,675
      Advertising & promotional expense                           33,596                       8,057
      Miscellaneous expense                                      121,424                     102,474
                                                             -----------                 -----------

Total overhead expenses                                      $ 3,076,410                 $ 2,321,814
                                                             ===========                 ===========


      See independent auditors' report on supplemental material.

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders
Metermaster Inc.


         We have audited the accompanying balance sheets of Metermaster Inc. (a Georgia corporation) as of December 31, 1996 and 1995, and the related statements of income, stockholders' equity, and cash flows for the year ended December 31, 1996 and the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Metermaster Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the year and period then ended in conformity with generally accepted accounting principles.

         Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The information included in the supplemental schedules is presented for purposes of additional analysis and is not a required part of the basic financial statements. This information has been subjected to the auditing procedures applied in our audits of the basic financial statements, and in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.




                                        /s/ Gifford, Hillegass & Ingwersen, P.C.



February 20, 1997
Atlanta, Georgia



                                                 METERMASTER INC.
                                                  BALANCE SHEETS
                                            DECEMBER 31, 1996 AND 1995

                                                                                 1996                     1995
                                                                             ----------               ----------
CURRENT ASSETS
      Cash (Note C)                                                          $   59,737               $   63,703
      Accounts receivable (Notes A, C, and D)                                 2,525,873                2,219,736
      Inventory (Notes A, B and C)                                            2,838,650                2,156,025
      Note receivable (Notes A and B)                                                 0                   72,152
      Other receivables                                                          39,773                   58,261
      Refundable income taxes                                                    87,088                        0
      Deferred income taxes (Notes A, H and I)                                   25,000                   20,600
      Prepaid expenses                                                           99,254                  114,025
                                                                             ----------               ----------
           Total Current Assets                                               5,675,375                4,704,502

PROPERTY AND EQUIPMENT (Notes A, C and F)
      Machinery and equipment                                                    20,747                   12,737
      Test equipment                                                            333,614                   99,528
      Furniture, fixtures & office equipment                                    123,211                   96,192
      Computer equipment                                                        216,170                  169,531
      Leasehold improvements                                                     16,230                   19,259
                                                                             ----------               ----------
                                                                                709,972                  397,247
      Less accumulated depreciation                                             107,389                   19,526
                                                                             ----------               ----------
           Net Property and Equipment                                           602,583                  377,721

OTHER ASSETS
      Utility deposits                                                            3,210                    9,845
      Security deposits                                                          35,321                   29,681
      Organizational/Acquisition costs
        (Notes A and D)                                                          53,355                   39,750
                                                                             ----------               ----------
           Total Other Assets                                                    91,886                   79,276
                                                                             ----------               ----------

      TOTAL ASSETS                                                           $6,369,844               $5,161,499
                                                                             ==========               ==========

      The accompanying notes are an integral part of these financial statements.

                      LIABILITIES AND STOCKHOLDERS' EQUITY



                                                                                1996                       1995
                                                                            -----------               ------------
CURRENT LIABILITIES
      Accounts payable                                                      $ 2,231,203               $ 1,670,007
      Accrued salaries and commissions                                           60,117                    23,923
      Accrued vacation and employee
        benefits (Notes A and G)                                                102,331                    83,922
      Accrued income taxes (Notes A, H an I)                                          0                    19,000
      Other accrued liabilities                                                  42,765                    83,186
      Current maturities of long-term debt
        (Note D)                                                                 39,713                         0
      Note payable - bank (Note C)                                            2,866,248                 2,427,238
      Due to bank (Note C)                                                      405,783                   100,636
                                                                            -----------               -----------
           Total Current Liabilities                                          5,748,160                 4,407,912

LONG-TERM LIABILITIES
      Long-term debt less current
        maturities (Note D)                                                     165,603                         0
      Deferred income taxes (Notes A, H, and I)                                  25,000                     2,000
                                                                            -----------               -----------
           Total Long-Term Liabilities                                          190,603                     2,000

COMMITMENTS AND CONTINGENCIES (Note F)

STOCKHOLDERS' EQUITY
      Common stock & paid-in capital (Note E)                                   100,000                   150,000
      Preferred stock (Note E)                                                  650,000                   600,000
      Retained earnings (deficit) (Note I)                                     (318,919)                    1,587
                                                                            -----------               -----------
           Total Stockholders' Equity                                           431,081                   751,587
                                                                            -----------               -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                  $ 6,369,844               $ 5,161,499
                                                                            ===========               ===========


                                METERMASTER INC.
                              STATEMENTS OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                     AND THE PERIOD ENDED DECEMBER 31, 1995



                                                                               1996                        1995
                                                                          ------------                 -------------
                                                                                                       (4 1/2 months
                                                                                                       of operations)

NET SALES                                                                 $ 18,761,596                 $  6,875,255

COST OF SALES                                                               12,241,414                    4,643,166
                                                                          ------------                 ------------

      Gross Profit                                                           6,520,182                    2,232,089

OPERATING EXPENSES
      Payroll and fringe benefits                                            4,010,655                    1,255,253
      Overhead expenses                                                      2,303,421                      817,426
                                                                          ------------                 ------------
         Total Operating Expenses                                            6,314,076                    2,072,679
                                                                          ------------                 ------------

      Income From Operations                                                   206,106                      159,410

OTHER EXPENSES
      Depreciation and amortization                                            104,438                       24,321
      Interest expense and bank charges                                        366,824                      133,102
                                                                          ------------                 ------------
         Total Other Expenses                                                  471,262                      157,423
                                                                          ------------                 ------------

INCOME (LOSS) BEFORE INCOME TAXES                                             (265,156)                       1,987

INCOME TAX BENEFIT (PROVISION)                                                     400                         (400)
                                                                          ------------                 ------------


      Net Income (Loss)                                                   ($   264,756)                $      1,587
                                                                          ============                 ============


   The accompanying notes are an integral part of these financial statements.

                                METERMASTER INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                     AND THE PERIOD ENDED DECEMBER 31, 1995



                                  COMMON          PAID-IN          PREFERRED         RETAINED
                                  STOCK           CAPITAL            STOCK           EARNINGS           TOTAL
                               ----------        ---------         ---------        ----------        ---------
Issuance of 15,000
shares of
common stock                   $  15,000         $ 135,000         $       0        $       0         $ 150,000

Issuance of 6,000
shares of
preferred stock                        0                 0           600,000                0           600,000

Net income                             0                 0                 0            1,587             1,587
                               ---------         ---------         ---------        ---------         ---------

Balance at
  December 31, 1995               15,000           135,000           600,000            1,587           751,587

Exchange of 5,000
shares of common
stock for 500 shares
of preferred stock                (5,000)          (45,000)           50,000                0                 0

Net loss                               0                 0                 0         (264,756)         (264,756)

Dividends paid                         0                 0                 0          (55,750)          (55,750)
                               ---------         ---------         ---------        ---------         ---------

Balance at
  December 31, 1996            $  10,000         $  90,000         $ 650,000        ($318,919)        $ 431,081
                               =========         =========         =========        =========         =========


    The accompanying notes are an integral part of these financial statements.




                                                                                1996                      1995
                                                                           ------------             --------------
                                                                                                    (4 1/2 MONTHS
                                                                                                    OF OPERATIONS)
Cash Flows From Financing Activities
      Bank financing for acquisition                                                                  $2,935,000
      Net increase (decrease) in notes payable                             $   439,010                  (507,762)
      Net increase in due to bank                                              305,147                   100,636
      Proceeds from sale of common stock                                             0                   150,000
      Proceeds from sale of preferred stock                                          0                   600,000
      Dividends paid                                                           (55,750)                        0
      Principal payments on long-term debt                                     (14,684)                        0
                                                                           -----------               -----------

        Net Cash Provided by Financing Activities                              673,723                 3,277,874
                                                                           -----------               -----------

NET INCREASE (DECREASE) IN CASH                                                 (3,966)                   63,703

CASH, beginning of period                                                       63,703                         0
                                                                           -----------               -----------

CASH, end of period                                                        $    59,737               $    63,703
                                                                           ===========               ===========


SUPPLEMENTAL CASH FLOW DISCLOSURES:

Cash paid during the year for:
      Interest                                                             $   294,043               $   109,829
      Facility fee                                                              60,000                    60,000
      Other bank fees                                                           12,782                       773
                                                                           -----------               -----------
         Total Interest Expense & Bank Charges                             $   366,825               $   170,602
                                                                           ===========               ===========

      Income Taxes Paid                                                    $    87,088               $         0
                                                                           ===========               ===========

Non-cash investing activity:
      Assets acquired in acquisitions                                      $   461,634               $ 5,527,198
      Liabilities assumed in acquisitions                                     (211,902)               (1,827,198)
      Seller financing with acquisitions                                      (220,000)                        0
                                                                           -----------               -----------

         Acquisition of Net Assets                                         $    29,732               $ 3,700,000
                                                                           ===========               ===========

                                METERMASTER, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1995



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS: Metermaster Inc. (the Company) was incorporated in the state of Georgia on May 25, 1995, and started operations on August 15, 1995. The Company is a leading nationwide distributor of electrical and electronic test and measurement instrumentation, which provides extensive modification, calibration, and repair services to a broad range of industrial customers. Metermaster (originally known as Quality Electric Company) has been in business continuously since 1895.

PURCHASE OF OPERATIONS: On August 15, 1995, the Company (previously known as MM Holdings, Inc.) purchased substantially all of the assets and trade liabilities of Metermaster Inc. (a subsidiary of BTR PLC) for $3,700,000. MM Holdings, Inc. changed its name to Metermaster Inc., effective October 16, 1995. In June 1996 the Company made other asset acquisitions from three companies with similar operations which were accounted for by the purchase method of accounting. Total assets acquired amounted to $461,634. Total liabilities assumed amounted to $211,902, and the Sellers accepted $220,000 in subordinated notes payable. Reference Note D for terms of notes payable.

ACCOUNTS RECEIVABLE: Accounts receivable are stated net of a $50,000 reserve for bad debts at December 31, 1996 and 1995, respectively.

INVENTORY: Inventory is valued at the lower of cost (first-in, first-out, "FIFO") OR MARKET. Inventory is net of a reserve for slow moving items of $100,000 and $75,000 at December 31, 1996 and 1995, respectively. The components of inventory at December 31, 1996 and 1995 are as follows:

                                                               1996                      1995
                                                               ----                      ----
          Merchandise                                      $ 2,093,533                $ 1,447,164
          Demonstration equipment                              271,680                    210,021
          Component parts                                      533,437                    540,840
          Freight                                               40,000                     33,000
                                                           -----------                -----------
                   Sub-total                                 2,938,650                  2,231,025
          Inventory reserve                                   (100,000)                   (75,000)
                                                           ------------               ------------
                   Total inventory                         $ 2,838,650                $ 2,156,025
                                                           ===========                ===========

PROPERTY AND EQUIPMENT: Property and equipment are recorded at cost. Depreciation is provided using straight line methods over the estimated useful lives of the respective assets.

ORGANIZATIONAL/ACQUISITION COSTS: Organizational and acquisition costs consist of $31,680 in loan closing costs and bank fees which are being amortized over the loan term of thirty-six months, and $43,150 in other organizational and acquisition costs which are being amortized over sixty months. Total accumulated amortization at December 31, 1996 amounted to $21,475.

INCOME TAXES: The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109. Deferred income taxes are provided for temporary differences between book and income tax reporting, primarily related to differences in accumulated depreciation, reserves for bad debts, accruals for vacation pay and inventory reserves. Bad debts are deductible for tax purposes when written off and vacation pay is deductible for tax purposes when taken or paid. Slow moving inventory is reserved when identified for book purposes and directly written off when disposed of for tax purposes. Note H details the provision for income taxes for the periods ended December 31, 1996 and 1995.

USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS: Certain 1995 amounts have been reclassified to conform to the 1996 presentation.


NOTE B - NOTE RECEIVABLE AND SALE OF INVENTORY

On November 30, 1995, the Company made a bulk sale of slow moving inventory. The amount of inventory sold had an original cost value of $1,187,602 which was offset by a reserve of $987,602 recorded at the time of acquisition of the assets and operations effective August 15, 1995. The net book value of this inventory of $200,000 was sold to the purchaser for $250,000.

Of the $250,000 sale price, $100,000 was paid at closing and a promissory note was executed for the remaining $150,000, to be paid in three $50,000 installments due no later than December 28, 1995, January 30, 1996, and February 29, 1996. The agreement provided that any collection of sales proceeds from resale would be first applied against the principal balance of the note receivable. The agreement also provided that any proceeds from vendors for returns and/or inventory shortages based on subsequent physical inventory counts would be used to reduce the principal amount of the note receivable. The balance of the note receivable at December 31, 1995 of $72,152 was paid in full in 1996.

The agreement also allows for the Company, at its option, to repurchase any of the inventory if needed by the Company, if quantities are still available. The repurchase price is 60% of the inventory's original cost to the Company.


NOTE C - NOTE PAYABLE

The Company has a demand note executed with LaSalle National Bank in the amount of $4,000,000. Advances on the note are restricted to loan limits as defined in the loan agreement. The loan limit may not exceed 85% of eligible trade accounts receivable plus up to 60% (reducing 1% per month beginning two months after the initial advance on the loan until 50%) of the lower of cost or market value of eligible inventory (merchandise and component parts) or $1,500,000, whichever is less, plus up to 75% of the purchase price of equipment or $150,000, whichever is less, minus any reserves as the Bank elects to establish; provided that the aggregate loan limit shall in no event exceed $4,000,000.

The principal balance payable to the bank at December 31, 1996 and 1995 amounted to $2,866,248 and $2,427,238, respectively. Additional borrowings of $20,173 and $288,623 were available at December 31, 1996 and 1995 under the loan limits as defined in the agreement. Interest is payable on the last business day, in arrears, at 1.5% above prime rate. In addition, an annual facilities fee equal to 1.5% of the aggregate loan limit of $4,000,000, or $60,000, is payable annually on the first day of the loan and on each anniversary date thereafter. The Company amortizes this fee $5,000 each month. A prepaid balance of $37,500 is included with prepaid expenses at December 31, 1996 and 1995. The Company, under the terms of the agreement, is required to repay monthly an amount sufficient to repay the extra principal amount of each advance related to equipment purchases within forty-eight months following the date of such advance. The original term of the loan agreement expires August 2, 1998 and has renewal options as defined in the agreement. If during the term of the agreement the Company elects to prepay all or part of the debt outstanding, the Company will be obligated to pay the bank a prepayment penalty equal to 50% of the average monthly interest earned on the loan preceding the date of prepayment multiplied by the number of months remaining under the terms of the agreement.

The note payable to bank is secured by virtually all tangible and intangible assets of the Company and has the personal guarantee of all common stockholders. The loan agreement also requires the Company to keep compensating balances of $50,000 in the general checking account with the bank. On January 19, 1997, the bank waived the compensating balance requirement and reduced the outstanding loan balance by $50,000.

The amount due to bank of $405,783 and $100,636 at December 31, 1996 and 1995, respectively, represents the net of outstanding checks of $435,203 and $176,746 which had not cleared the bank at December 31, 1996 and 1995, respectively, and deposits in transit of $29,420 and $76,110 at December 31, 1996 and 1995, respectively.


NOTE D - LONG-TERM DEBT

Long-term debt resulting from business acquisitions in 1996, as noted in Note A, consists of the following at December 31, 1996:

         Installment note at 7% interest,
           monthly principal and interest
           payments of $1,386 through
           June 2001.  The note is unsecured.                 $ 64,047

         Installment note at 8% interest,
           monthly principal and interest
           payments of $3,124 through
           June 2001, secured by a subordinated
           interest in accounts receivable.                    141,269
                                                               -------
                                                              $205,316
                                                              ========


Future maturities of long-term debt at December 31, 1996 are as follows:

                           1997                               $ 39,713
                           1998                                 42,875
                           1999                                 46,289
                           2000                                 49,977
                           2001                                 26,462
                                                              --------
                                                              $205,316
                                                              ========

NOTE E - STOCKHOLDERS' EQUITY

As of December 31, 1996 and 1995, common stock consists of 100,000 shares authorized and 10,000 and 15,000 shares issued an outstanding, respectively. The common stock was issued at $1 par value per share plus an additional $9 per share of contributed capital in excess of par value for total capital of $150,000. During 1996, 5,000 shares of common stock were exchanged for 500 shares of preferred stock.

As of December 31, 1996 and 1995, the preferred stock consists of 200,500 and 200,000 shares authorized, respectively, and 6,500 and 6,000 shares issued and outstanding, respectively. The preferred shares have a stated value of $100 per share, with a liquidation value of $200 per share callable at the Company's option at $200 per share. The preferred shares are convertible into 10 shares of common stock at the stockholders' election, beginning five years from the date of purchase, subject to the Company's right of first refusal to redeem any or all at $200 per share.

Preferred dividends, which must be approved by the Board of Directors, are payable quarterly. Dividends are cumulative at 8% per annum and all arrearages must be paid before any common dividends may be paid or before any preferred shares may be called. Total cumulative unpaid dividends at December 31, 1996 and 1995 amount to $13,000 and $17,750, respectively.


NOTE F - COMMITMENTS

The Company leases certain offices, warehouses and office equipment under noncancellable operating leases. Future minimum payments at December 31, 1996 under these leases are as follows:

              1997                       $525,486
              1998                        389,750
              1999                        264,175
              2000                        246,269
              2001                        154,864
              Thereafter                   10,412

Total lease and rent expense for the periods ended December 31, 1996 and 1995 amounted to approximately $519,600 and $158,000, respectively.


NOTE G - EMPLOYEE BENEFIT PLAN

The Company has a 401(k) employee benefit plan that covers substantially all employees. Employees are eligible to participate in the plan after completion of ninety days of service, on eligible quarterly entry dates. The Company will match 25% of an employee's contributions up to a maximum of 6% of the employee's compensation excluding automobile allowances. The amount contributed by the Company amounted to $30,036 and $12,200 for the periods ended December 31, 1996 and 1995, respectively.

NOTE H - INCOME TAXES

The provision for income taxes consists of the following:

                                                             Federal              States                Total
                                                             -------              ------                -----
December 31, 1995
         Current tax provision                              $ 14,000             $  5,000             $ 19,000
         Deferred tax expense (benefit)                      (13,700)              (4,900)             (18,600)
                                                            --------             --------             --------
                                                            $    300             $    100             $    400
                                                            ========             ========             ========

December 31, 1996
         Current tax provision (benefit)                    $(14,000)            $ (5,000)            $(19,000)
         Deferred tax expense (benefit)                       13,700                4,900               18,600

                  Total                                     $   (300)            $   (100)            $   (400)
                                                            ========             ========             ========

Deferred tax assets and liabilities are a result of the temporary differences between book and tax as described in Note A. Deferred tax liabilities at December 31, 1996 and 1995 were $25,000 and $2,000, respectively. Deferred tax assets at December 31, 1996 and 1995 were $25,000 and $20,600, respectively. The deferred tax asset at December 31, 1996 was limited to the extent of deferred tax liabilities, resulting in a valuation allowance of $70,000.

As a result of the prior period adjustment as noted in Note I, the income tax returns for 1995 will be amended, resulting in a recovery of income taxes of approximately $33,000. A portion of the net operating losses for 1996 will be carried back to 1995 to recover approximately $19,000 in additional income taxes. Also, the Company made 1996 estimated income tax payments of approximately $35,000, which will be refunded. The federal net operating loss carryforward for future years is approximately $40,000 at December 31, 1996, which will expire in the year 2011.


NOTE I - PRIOR PERIOD ADJUSTMENT

The financial statements for December 31, 1995 have been restated to reflect a prior period adjustment due to an accounting error. The net effect of the adjustment resulted in a reduction of previously reported net income and retained earnings of $51,963. This amount is net of a $27,600 reduction of previously reported income tax provision.

                             SUPPLEMENTAL SCHEDULES

                                METERMASTER INC.

                              SUPPLEMENTAL SCHEDULE

                           DECEMBER 31, 1996 AND 1995



                                                                      1996                      1995
                                                                   ---------                 ----------
Prepaid Expenses
      Prepaid insurance                                            $ 29,000                   $ 15,979
      Prepaid operating expenses                                     18,247                     12,899
      Prepaid bank fees                                              37,500                     37,500
      Prepaid software maintenance                                   10,507                      9,641
      Travel advances                                                 4,000                      6,000
      Prepaid rent                                                        0                     32,006
                                                                   --------                   --------

        Total Prepaid Expenses                                     $ 99,254                   $114,025
                                                                   ========                   ========


Other Accrued Liabilities
      Sales tax payable                                            $ 16,690                   $ 27,106
      Accrued miscellaneous                                          10,445                     15,139
      Accrued property taxes                                         10,130                     21,000
      Accrued legal & accounting                                      5,500                      5,570
      Accrued relocation cost                                             0                      4,796
      Accrued organizational cost                                         0                      9,575
                                                                   --------                   --------

         Total Other Liabilities                                   $ 42,765                   $ 83,186
                                                                   ========                   ========


                                                 METERMASTER INC.
                                               SUPPLEMENTAL SCHEDULE

                                       FOR THE YEAR ENDED DECEMBER 31, 1996
                                      AND THE PERIOD ENDED DECEMBER 31, 1995

                                                                        1996                        1995
                                                                   ------------               --------------
                                                                                              (4 1/2 months
                                                                                              of operations)
Payroll and Fringe Benefits
      Salaries and wages                                           $ 3,443,384                 $ 1,083,414
      Insurance                                                        222,885                      74,148
      Employment taxes                                                 314,350                      85,491
      401(k) company match                                              30,036                      12,200
                                                                   -----------                 -----------

      Total Payroll & Fringe Benefits                              $ 4,010,655                 $ 1,255,253
                                                                   ===========                 ===========


Overhead Expenses
      Rent expense                                                 $   475,777                 $   158,063
      Communications                                                   350,273                     119,638
      Subcontractor labor                                              143,348                      95,062
      Travel expense                                                   197,024                      57,218
      Office supplies & equipment                                      115,409                      37,482
      Prepaid operating expense
         write-off                                                           0                      17,422
      Freight
        Freight                                                    $   449,566                 $   144,237
        Freight billed to customers                                   (338,045)                    (92,290)
                                                                   -----------                 -----------
           Net freight expense                                         111,521                      51,947
      Agents' commissions                                              235,925                      60,040
      Operating supplies                                               166,064                      55,681
      Utilities                                                         58,302                      28,523
      Bad debt expense                                                  48,204                      21,836
      Liability & property insurance                                    80,739                      34,743
      Repairs & maintenance                                             85,218                      33,134
      Legal & audit fees                                                72,258                      19,731
      Temporary labor                                                   48,209                      30,167
      Relocation expense                                                36,188                       8,962
      Advertising expense                                               24,885                       3,952
      Miscellaneous (income) expense                                    54,077                     (16,175)
                                                                   -----------                 -----------

         Total Overhead Expenses                                   $ 2,303,421                 $   817,426
                                                                   ===========                 ===========

(b)      Proforma Financial Information


INDEX TO PROFORMA FINANCIAL STATEMENTS OF TRANSMATION, INC.


Unaudited Proforma Combined Balance Sheet - December 31, 1998 Unaudited Proforma Combined Balance Sheet - March 31, 1998 Unaudited Proforma Combined Balance Sheet - March 31, 1997 Unaudited Proforma Combined Statement of Income for the
         year ended December 31, 1998
Unaudited Proforma Combined Statement of Income for the year ended
         March 31, 1998
Unaudited Proforma Combined Statement of Income for the year ended
         March 31, 1997
Notes to Unaudited Proforma Combined Financial Statements

                     TRANSMATION, INC. AND METERMASTER INC.
                   UNAUDITED PROFORMA COMBINED BALANCE SHEET
                               DECEMBER 31, 1998


                                                  TRANSMATION       METERMASTER                              PROFORMA
                                                   12/31/98           12/31/98           PROFORMA            COMBINED
                                                  HISTORICAL         HISTORICAL        ADJUSTMENTS           12/31/98
                                                 ------------      -------------       ------------        -----------
ASSETS
Current Assets:
      Cash                                            548,062             84,043                               632,105
      Accounts Receivable                          10,777,484          2,450,410                            13,227,894
      Inventories                                  10,778,322          1,940,930                            12,719,252
      Prepaid Expenses & Def. Charges               1,828,400            127,385                             1,955,785
      Deferred Tax Assets                             540,172             86,000                               626,172
      Taxes Receivable
                                                 ------------       ------------                          ------------
           Current Assets                          24,472,440          4,688,768                            29,161,208
Properties, less depreciation                       6,049,474            920,059                             6,969,533
Goodwill                                           18,410,452                          $  2,533,914         20,944,366
Deferred Charges                                      277,779                                                  277,779
Deferred Income Taxes                                  63,200                                                   63,200
Other Assets                                          262,798             67,252            (33,914)           296,136
                                                 ------------       ------------       ------------       ------------
                                                 $ 49,536,143       $  5,676,079       $  2,500,000       $ 57,712,222
                                                 ============       ============       ============       ============

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
      Notes Payable
      Revolving Credit                                              $  2,332,241       ($ 2,332,241)
      Current Portion of Long-Term Debt          $  2,000,000            241,136            (41,136)      $  2,200,000
      Accounts Payable                              7,120,921          2,861,935                             9,982,856
      Accrued Liabilities                           1,642,149            292,075                             1,934,224
      Income Taxes Payable                            365,086                                                  365,086
                                                 ------------       ------------       ------------       ------------
                                                   11,128,156          5,727,387         (2,373,377)        14,482,166
Long-Term Debt                                     23,197,300            593,440          4,142,629         27,933,369
Deferred Taxes                                                            86,000                                86,000
Deferred Compensation                                 456,808                                                  456,808
                                                 ------------       ------------       ------------       ------------
                                                   34,782,264          6,406,827          1,769,252         42,958,343
                                                 ------------       ------------       ------------       ------------
COMMITMENTS & CONTINGENT LIABILITIES

Stockholders' Equity:
      Preferred Stock                                                    850,000           (850,000)
      Common Stock                                  2,960,946             24,000            (24,000)         2,960,946
      Capital in Excess of Par Value                2,509,895            426,000           (426,000)         2,509,895
      Accum. Translation Adjustment                  (230,599)                                                (230,599)
      Retained Earnings                             9,919,702         (2,030,748)         2,030,748          9,919,702
                                                 ------------       ------------       ------------       ------------
                                                   15,159,944           (730,748)           730,748         15,159,944

      Treasury Stock, at Cost                        (406,065)                                                (406,065)
                                                 ------------       ------------       ------------       ------------
                                                   14,753,879           (730,748)           730,748         14,753,879
                                                 ------------       ------------       ------------       ------------

                                                 $ 49,536,143       $  5,676,079       $  2,500,000       $ 57,712,222
                                                 ============       ============       ============       ============

                     TRANSMATION, INC. AND METERMASTER INC.
                   UNAUDITED PROFORMA COMBINED BALANCE SHEET
                                 MARCH 31, 1998

                                                 TRANSMATION       METERMASTER                            PROFORMA
                                                   3/31/98           12/31/97           PROFORMA          COMBINED
                                                 HISTORICAL         HISTORICAL        ADJUSTMENTS          3/31/98
                                               ----------------   ---------------    --------------    ----------------
ASSETS
Current Assets:
      Cash                                         $   652,664        $   35,436                           $   688,100
      Accounts Receivable                           12,540,347         3,195,084                            15,735,431
      Inventories                                   10,675,829         2,511,270                            13,187,099
      Prepaid Expenses & Def. Charges                1,344,799           104,579                             1,449,378
      Deferred Tax Assets                              540,172            58,000                               598,172
      Taxes Receivable
                                                   -----------        ----------                           -----------
           Current Assets                           25,753,811         5,904,369                            31,658,180
                                                   -----------        ----------                           -----------
Properties, less depreciation                        6,405,053         1,049,295                             7,454,348
Goodwill                                            19,199,947                           $1,657,181         20,857,128
Deferred Charges                                       204,308                                                 204,308
Deferred Income Taxes                                   58,582                                                  58,582
Other Assets                                           253,513           115,651            (70,389)           298,775
                                                   -----------        ----------         ----------        -----------
                                                   $51,875,214        $7,069,315         $1,586,792        $60,531,321
                                                   ===========        ==========         ==========        ===========

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
      Notes Payable                                 $2,500,000                                             $ 2,500,000
      Revolving Credit                                                $3,257,681                             3,257,681
      Current Portion of Long-Term Debt              2,856,000           293,042                             3,149,042
      Accounts Payable                               7,861,779         2,642,211                            10,503,990
      Accrued Liabilities                            2,174,389           323,366                             2,497,755
      Income Taxes Payable                             234,984                                                 234,984
                                                   -----------        ----------                           -----------
                                                    15,627,152         6,516,300                            22,143,452
Long-Term Debt                                      21,752,922           312,555         $1,769,252         23,834,729
Deferred Taxes                                                            58,000                                58,000
Deferred Compensation                                  509,981                                                 509,981
                                                   -----------        ----------         ----------        -----------
                                                    37,890,055         6,886,855          1,769,252         46,546,162
                                                   -----------        ----------         ----------        -----------
COMMITMENTS & CONTINGENT LIABILITIES

Stockholders' Equity:
      Preferred Stock                                                    800,000           (800,000)
      Common Stock                                   2,915,471            10,000            (10,000)         2,915,471
      Capital in Excess of Par Value                 2,227,117            90,000            (90,000)         2,227,117
      Accum. Translation Adjustment                   (120,788)                                               (120,788)
      Retained Earnings                              8,963,359         (717,540)            717,540          8,963,359
                                                   -----------        ----------         ----------        -----------
                                                    13,985,159           182,460          (182,460)         13,985,159

      Treasury Stock, at Cost
                                                   -----------        ----------         ----------        -----------
                                                    13,985,159           182,460          (182,460)         13,985,159
                                                   -----------        ----------         ----------        -----------

                                                   $51,875,214        $7,069,315         $1,586,792        $60,531,321
                                                   ===========        ==========         ==========        ===========


                     TRANSMATION, INC. AND METERMASTER INC
                   UNAUDITED PROFORMA COMBINED BALANCE SHEET
                                 MARCH 31, 1997


                                                 TRANSMATION       METERMASTER                              PROFORMA
                                                   3/31/97           12/31/96          PROFORMA            COMBINED
                                                 HISTORICAL         HISTORICAL       ADJUSTMENTS            3/31/97
                                               --------------     -------------      ------------       ------------
ASSETS
Current Assets:
      Cash                                      $    758,215       $     59,737                          $    817,952
      Accounts Receivable                          6,773,669          2,565,646                             9,339,315
      Inventories                                  7,790,166          2,838,650                            10,628,816
      Prepaid Expenses & Def. Charges                956,235             99,254                             1,055,489
      Deferred Tax Assets                            394,402             25,000                               419,402
      Taxes Receivable                                                   87,088                                87,088
                                                ------------       ------------                          ------------
           Current Assets                         16,672,687          5,675,375                            22,348,062
                                                ------------       ------------                          ------------
Properties, less depreciation                      2,355,757            602,583                             2,958,340
Goodwill                                           5,947,558                          $  1,391,526          7,339,084
Deferred Charges                                     118,214                                                  118,214
Deferred Income Taxes                                226,352                                                  226,352
Other Assets                                         537,790             91,886            (53,355)           576,321
                                                ------------       ------------       ------------       ------------
                                                $ 25,858,358       $  6,369,844       $  1,338,171       $ 33,566,373
                                                ============       ============       ============       ============

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
      Notes Payable                             $    600,000       $  2,866,248                          $  3,466,248
      Revolving Credit
      Current Portion of Long-Term Debt                                  39,713                                39,713
      Accounts Payable                             3,596,365          2,636,986                             6,233,351
      Accrued Liabilities                          2,008,698            205,213                             2,213,911
      Income Taxes Payable                           689,461                                                  689,461
                                                ------------       ------------                          ------------
                                                   6,894,524          5,748,160                            12,642,684
Long-Term Debt                                     6,000,000            165,603       $  1,769,252          7,934,855
Deferred Taxes                                                           25,000                                25,000
Deferred Compensation                                594,026                                                  594,026
                                                ------------       ------------       ------------       ------------
                                                  13,488,550          5,938,763          1,769,252         21,196,565
                                                ------------       ------------       ------------       ------------
COMMITMENTS & CONTINGENT LIABILITIES

Stockholders' Equity:
      Preferred Stock                                                   650,000           (650,000)
      Common Stock                                 1,413,206            100,000           (100,000)         1,413,206
      Capital in Excess of Par Value               3,121,746                                                3,121,746
      Accum. Translation Adjustment                 (130,532)                                                (130,532)
      Retained Earnings                            7,965,388           (318,919)           318,919          7,965,388
                                                ------------       ------------       ------------       ------------
                                                  12,369,808            431,081           (431,081)        12,369,808

      Treasury Stock, at Cost
                                                ------------       ------------       ------------       ------------
                                                  12,369,808            431,081           (431,081)        12,369,808
                                                ------------       ------------       ------------       ------------

                                                $ 25,858,358       $  6,369,844       $  1,338,171       $ 33,566,373
                                                ============       ============       ============       ============




                                      TRANSMATION, INC. AND METERMASTER INC.
                                     UNAUDITED PROFORMA COMBINED PROFIT & LOSS
                                                 DECEMBER 31, 1998





                                               TRANSMATION           METERMASTER                                  PROFORMA
                                                  1/1 -                 1/1 -               PROFORMA              COMBINED
                                                12/31/98               12/31/98            ADJUSTMENTS           1/1-12/31/98
                                             --------------        --------------        ---------------       ----------------

Net Sales                                     $ 71,111,352          $ 20,991,257                            $ 92,102,609

Costs and Expenses:
      Cost of Product Sold                      47,254,620            13,499,633          ($   195,000)           60,559,253
      S G & A Expenses                          17,942,580             8,315,102              (686,000)           25,571,682
      R & D Expenses                             1,709,128                                                         1,709,128
      Interest Expense                           2,292,434               489,730                87,000             2,869,164
                                              ------------          ------------          ------------          ------------
                                                69,198,762            22,304,465              (794,000)           90,709,227
                                              ------------          ------------          ------------          ------------
                                                 1,912,590            (1,313,208)              794,000             1,393,382
Other Income                                       244,494                                                           244,494
                                              ------------          ------------          ------------          ------------
Income Before Taxes                              2,157,084            (1,313,208)              794,000             1,637,876
Provision for Taxes                                867,845                                    (208,845)              659,000
                                              ------------          ------------          ------------          ------------
Net Income                                    $  1,289,239          ($ 1,313,208)         $  1,002,845          $    978,876
                                              ============          ============          ============          ============


EPS - Basic                                   $       0.22                                                      $       0.17
EPS - Diluted                                 $       0.21                                                      $       0.16

Shares Outstanding - Basic                       5,838,101                                                         5,838,101
Shares Outstanding - Diluted                     6,042,775                                                         6,042,775

                     TRANSMATION, INC. AND METERMASTER INC.
                   UNAUDITED PROFORMA COMBINED PROFIT & LOSS
                                 MARCH 31, 1998





                                                                                                                   PROFORMA
                                                 TRANSMATION          METERMASTER                                  COMBINED
                                                  4/1/97 -              1/1 -                PROFORMA              4/1/97 -
                                                   3/31/98             12/31/97             ADJUSTMENTS            3/31/98
                                               -------------         ------------          -------------         ------------

Net Sales                                      $ 78,483,565          $ 20,475,134                                $ 98,958,699

Costs and Expenses:
      Cost of Product Sold                       53,441,287            13,532,708          ($   195,000)           66,778,995
      S G & A Expenses                           19,194,879             6,863,554              (686,000)           25,372,433
      R & D Expenses                              1,660,110                                                         1,660,110
      Interest Expense                            2,547,218               477,493                87,000             3,111,711
                                               ------------          ------------          ------------          ------------
                                                 76,843,494            20,873,755              (794,000)           96,923,249
                                               ------------          ------------          ------------          ------------
                                                  1,640,071              (398,621)              794,000             2,035,450
Other Income
                                               ------------          ------------          ------------          ------------
Income Before Taxes                               1,640,071              (398,621)              794,000             2,035,450
Provision for Taxes                                 642,100                                     154,900               797,000
                                               ------------          ------------          ------------          ------------
Net Income                                     $    997,971          ($   398,621)         $    639,100          $  1,238,450
                                               ============          ============          ============          ============


EPS - Basic                                    $       0.17                                                      $       0.22
EPS - Diluted                                  $       0.16                                                      $       0.20

Shares Outstanding - Basic                        5,729,599                                                         5,729,599
Shares Outstanding - Diluted                      6,274,638                                                         6,274,638


                     TRANSMATION, INC. AND METERMASTER INC.
                   UNAUDITED PROFORMA COMBINED PROFIT & LOSS
                                 MARCH 31, 1997



                                                                                                             PROFORMA
                                          TRANSMATION            METERMASTER                                  COMBINED
                                             4/1/96 -                1/1 -             PROFORMA               4/1/96 -
                                             3/31/97               12/31/96           ADJUSTMENTS             3/31/97
                                         --------------         -------------        -------------          ------------

Net Sales                                 $ 47,311,224          $ 18,761,596                                $ 66,072,820

Costs and Expenses:
      Cost of Product Sold                  28,733,887            12,241,414          ($   195,000)           40,780,301
      S G & A Expenses                      13,580,402             6,418,514              (686,000)           19,312,916
      R & D Expenses                         1,560,974                                                         1,560,974
      Interest Expense                         633,638               366,824                87,000             1,087,462
                                          ------------          ------------          ------------          ------------
                                            44,508,901            19,026,752              (794,000)           62,741,653
                                          ------------          ------------          ------------          ------------
                                             2,802,323              (265,156)              794,000             3,331,167
Other Income                                   479,013                                                           479,013
                                          ------------          ------------          ------------          ------------
Income Before Taxes                          3,281,336              (265,156)              794,000             3,810,180
Provision for Taxes                          1,221,600                  (400)              196,800             1,418,000
                                          ------------          ------------          ------------          ------------
Net Income                                $  2,059,736          ($   264,756)         $    597,200          $  2,392,180
                                          ============          ============          ============          ============


EPS - Basic                               $       0.37                                                      $       0.43
EPS - Diluted                             $       0.35                                                      $       0.40

Shares Outstanding - Basic                   5,606,752                                                         5,606,752
Shares Outstanding - Diluted                 5,942,410                                                         5,942,410


                                TRANSMATION, INC.

            NOTES TO UNAUDITED PROFORMA COMBINED FINANCIAL STATEMENTS



Note 1:  Basis of Presentation

         The unaudited proforma combined statements of income and balance sheet reflect the acquisition of Metermaster Inc. which is to be accounted for under the purchase method of accounting, as of the beginning of the most recent two fiscal years. The unaudited proforma combined statements also reflect combined results for the most recent interim period (12/31/98).

         Transmation's management believes the assumptions used in preparing the unaudited proforma combined financial statements provide a reasonable basis for presenting all of the significant effects of its transactions, that the proforma adjustments give appropriate effect to those adjustments and that the proforma adjustments are properly applied in the unaudited proforma financial statements.


Note 2:  Proforma Adjustments

         Unaudited proforma adjustments consist of the following:

         Transmation will pay $1,769,252 for 100% of the outstanding preferred and common stock of Metermaster Inc. That amount will be adjusted downward on a dollar for dollar basis to the extent that the equity of Metermaster falls below a deficit of $730,748. To the extent that Metermaster's deficit is less than $730,748, Transmation will pay $1 more for each dollar Metermaster's deficit is less than $730,748, up to a maximum of $100,000 should Metermaster's deficit be reduced to $630,748. There will be no additional payments to Metermaster's shareholders should Metermaster's deficit improve such that it is less than $630,748. This transaction will be accounted for using the purchase method of accounting.

         The purchase price is allocated to the net assets acquired using the assumption that the net book basis of the long-term assets is reflective of their fair value. Goodwill is calculated as the difference between the purchase price and the fair value of the net assets acquired and is amortized over 20 years.

         The proforma adjustments to operating expenses in the statements of income for the years ended December 31, 1998, March 31, 1998 and March 31, 1997 represent the amortization of goodwill, differences in interest rates and amounts borrowed as between Transmation and Metermaster, differences in rental costs resulting from former Metermaster space which will not be continued under Transmation's ownership due to consolidations, and eliminations in employment, primarily senior management of Metermaster, which were effected on the date of the acquisition.

         Transmation's historical tax rate is used in each period presented to calculate the tax effect of the unaudited proforma combined statement of income adjustments.

(c)      Exhibits.  See Index to Exhibits.

                                   SIGNATURES







         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.





                                                     TRANSMATION, INC.



April    12   , 1999                        By:      /s/ Eric W. McInroy
      --------                                 -------------------------
                                                     Eric W. McInroy
                                                     President





April    12   , 1999                        By:      /s/ John A. Misiaszek
      --------                                 ---------------------------
                                                     John A. Misiaszek
                                                     Vice President-Finance

                                INDEX TO EXHIBITS



(1)      Underwriting Agreement

         Not applicable.

(2) Plan of acquisition, reorganization, arrangement, liquidation or succession

         (a) Agreement and Plan of Merger dated January 21, 1999 and amended and restated February 4, 1999 among the Registrant, Metermaster Inc., MM Acquisition Corp., and certain other parties, together with a brief identification of the contents of all omitted exhibits and schedules thereto, is incorporated herein by reference to Exhibit 2(a) to the Registrant's Current Report on Form 8-K dated February 9, 1999, of which this Form 8-K/A forms a part. Upon written request, the Registrant will provide to security holders copies of any of the referenced omitted exhibits and schedules.

(4) Instruments defining the rights of security holders, including indentures

         (a) Credit and Loan Agreement dated August 7, 1998 between the Registrant and KeyBank National Association is incorporated herein by reference to Exhibit 4(a) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

         (b) Second Amendment to Credit and Loan Agreement, dated as of February 9, 1999, by and among the Registrant, KeyBank National Association and the Lenders Party Thereto From Time to Time, together with a brief identification of the contents of all omitted exhibits thereto, is incorporated herein by reference to Exhibit 4(b) to the Registrant's Current Report on Form 8-K dated February 9, 1999, of which this Form 8-K/A forms a part. Upon written request, the Registrant will provide to security holders copies of any of the referenced omitted exhibits.

(16)     Letter re change in certifying accountant

         Not applicable.

(17)     Letter re director resignation

         Not applicable.

(20)     Other documents or statements to security holders

         Not applicable.

(23)     Consents of experts and counsel

         (a)      Consent of BDO Seidman LLP is included herein as Exhibit
                  23(a).

         (b) Consent of Gifford, Hillegass & Ingwersen, P.C. is included herein as Exhibit 23(b).

(24)     Power of Attorney

         Not applicable.

(27)     Financial Data Schedule

         Not applicable.

(99)     Additional Exhibits

         Not applicable.